CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 75 to Registration Statement No. 333-48456 on Form N-1A of our reports, as dated below, relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Met Investors Series Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2014.

Portfolio Name	Report Date
AllianceBernstein Global Dynamic Allocation Portfolio	2/25/2015
Allianz Global Investors Dynamic Multi-Asset Plus Portfolio	2/25/2015
American Funds® Balanced Allocation Portfolio	2/25/2015
American Funds® Growth Allocation Portfolio	2/25/2015
American Funds® Growth Portfolio	2/25/2015
American Funds® Moderate Allocation Portfolio	2/25/2015
AQR Global Risk Balanced Portfolio	2/25/2015
BlackRock Global Tactical Strategies Portfolio	2/25/2015
BlackRock High Yield Portfolio	2/25/2015
Clarion Global Real Estate Portfolio	2/25/2015
ClearBridge Aggressive Growth Portfolio	2/25/2015
Goldman Sachs Mid Cap Value Portfolio	2/25/2015
Harris Oakmark International Portfolio	2/25/2015
Invesco Balanced-Risk Allocation Portfolio	2/25/2015
Invesco Comstock Portfolio	2/25/2015
Invesco Mid Cap Value Portfolio	2/25/2015
Invesco Small Cap Growth Portfolio	2/25/2015
JPMorgan Core Bond Portfolio	2/25/2015
JPMorgan Global Active Allocation Portfolio	2/25/2015
JPMorgan Small Cap Value Portfolio	2/25/2015
Loomis Sayles Global Markets Portfolio	2/25/2015
Lord Abbett Bond Debenture Portfolio	2/25/2015
Met/Artisan International Portfolio	2/25/2015
Met/Eaton Vance Floating Rate Portfolio	2/25/2015
Met/Franklin Low Duration Total Return Portfolio	2/25/2015
Met/Templeton International Bond Portfolio	2/25/2015
MetLife Asset Allocation 100 Portfolio	2/25/2015
MetLife Balanced Plus Portfolio	2/25/2015
MetLife Multi-Index Targeted Risk Portfolio	2/25/2015
MetLife Small Cap Value Portfolio (formerly Third Avenue Small Cap Value Portfolio)	2/25/2015
MFS® Emerging Markets Equity Portfolio	2/25/2015

MFS® Research International Portfolio	2/25/2015
Morgan Stanley Mid Cap Growth Portfolio	2/25/2015
Oppenheimer Global Equity Portfolio	2/25/2015
PanAgora Global Diversified Risk Portfolio	2/25/2015
PIMCO Inflation Protected Bond Portfolio	2/25/2015
PIMCO Total Return Portfolio	2/25/2015
Pioneer Fund Portfolio	2/25/2015
Pioneer Strategic Income Portfolio	2/25/2015
Pyramis® Government Income Portfolio	2/25/2015
Pyramis® Managed Risk Portfolio	2/25/2015
Schroders Global Multi-Asset Portfolio	2/25/2015
SSgA Growth and Income ETF Portfolio	2/25/2015
SSgA Growth ETF Portfolio	2/25/2015
T. Rowe Price Large Cap Value Portfolio	2/25/2015
T. Rowe Price Mid Cap Growth Portfolio	2/25/2015
WMC Large Cap Research	2/25/2015

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2015